Exhibit 99.2

TNS®

Fourth Quarter 2004 Earnings

Supplemental Information

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Fourth Quarter 2004 Earnings

Supplemental Information

Forward Looking Statements

The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s prospectus dated September 27, 2004 as filed with the SEC.  In addition, the statements in this presentation are made as of February 10, 2005.  The Company expects that subsequent events or developments will cause its views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to February 10, 2005.

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TNS Business Segments

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International Services Division
(35.2% of Q4 04 revenues)

•             TNS services in 11 countries around the world

Point-of-Service Division
(40.3% of Q4 04 revenues)

•              Enables optimized transaction delivery between payment processors and ATM or POS terminals

Q4 04 Revenue	$63.4	mm
Q4 04 Adj. Earnings(1)	$7.7	mm

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Telecommunications Services
   Division
(13.7% of Q4 04 revenues)

•              Call signaling and database access services

Financial Services Division
(10.8% of Q4 04 revenues)

•              Private financial data networks

(1)          Non-GAAP measure

Q4:04 Financial Overview

	Q4:04	Q4:03	% Chg
International Services Division	$22.3	$15.4	45.4%
Financial Services Division	6.8	5.7	19.5%
Telecommunications Services Division (1)	8.7	9.5	(8.4)%
Point of Sale Division	25.6	30.8	(16.9)%
Total Revenue	$63.4	$61.4	3.4%

Gross Profit	$34.2	$28.5	20.2%
Gross margin	54.0%	46.4%	760	BP

EBITDA before stock comp expense (2)	$17.9	$15.6	14.6%

Net income (loss) to common stockholders	$2.4	$(3.1)	177.4%

Net income (loss) per common share	$0.09	$(0.25)	136.0%

Adjusted earnings(2)	$7.7	$5.0	54.1%

Adjusted earnings per share - diluted(2)	$0.27	$0.40	(32.5)%

($ in millions except per share amounts)

(1)                               Included in TSD revenues for the fourth quarter of 2003 is $1.5 million associated with certain telecommunication charges incurred by us and billed to our TSD customers.  Excluding these charges, TSD revenue for the fourth quarter 2004 increased 8.8%.

(2)          Non-GAAP measures

EBITDA Calculation

	Q4:04	Q4:03	% Chg

Income from operations (GAAP)	$4,312	$2,964	45.5%
Amortization of intangible assets	7,717	6,912	11.6%
Depreciation and amortization of property and equipment	5,459	5,687	(4.0)%
Stock compensation expense	376	21	N/A

EBITDA before stock compensation expense (1)	$17,864	$15,584	14.6%

($ in thousands)

(1)          Non-GAAP measure

Adjusted Earnings Calculation

	Q4:04	Q4:03	% Chg
Income before income taxes and equity in net loss of unconsolidated affiliate (GAAP)	$4,608	$1,182	289.8%
Equity in net loss of affiliate	(260)	(39)	N/A
Amortization of intangible assets	7,717	6,912	11.6%
Stock compensation expense	376	21	N/A
Adjusted Earnings Before Taxes	$12,441	$8,076	54.1%

Income tax provision at 38%	$4,728	$3,069	54.1%

Adjusted Earnings (1)	$7,713	$5,007	54.1%

Weighted average shares diluted	28,361,531	12,373,369	129.2%

Adjusted Earnings Per Share (1)	$0.27	$0.40	(32.5)%

($ in thousands except share and per share amounts)

(1)          Non-GAAP measures

Balance Sheet Highlights and Capital Structure

	12/31/04		12/31/03
Cash and cash equivalents	$19.8		$11.1
Accounts receivable	47.9		41.5
Current assets	77.0		60.0
Current ratio	1.15	x	0.77	x

Total assets	$356.4		$342.4

Long-term debt	$51.0		$150.4
Preferred stock	—		176.5
Stockholders’ equity (deficit)	$242.5		$(37.5)
Total debt/capitalization	17.4%		52.0%

Total liabilities and stockholders’ equity	$356.4		$342.4

($ in millions)

Outlook

	2005	2004	% Chg
Total Revenue ($ millions)	$266.0 - $272.0	$249.1	7-9%

Adjusted Earnings(1) ($ millions)	$28.0 - $29.0	$25.4	10-14%

	Q1:05	Q1:04	% Chg
Total Revenue ($ millions)	$61.0 - $61.5	$60.2	1-2%

Adjusted Earnings(1) ($ millions)	$5.1 - $5.4	$4.9	4-10%

(1)          Non-GAAP measure